SANFORD C. BERNSTEIN FUND, INC.
N-SAR FILING ONE YEAR ENDING
SEPTEMBER 30, 1999
CIK NO. 832808

ATTACHMENT TO ITEM 77B

PricewaterhouseCoopers LLP

Report of Independent Accountants

To the Shareholders and Board of
Directors of Sanford C. Bernstein
Fund, Inc.

In planning and performing our audit
of the financial statements of Sanford
C. Bernstein Fund, Inc. (the "Fund")
for the year ended September 30, 1999,
we considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide assurance
on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in conformity
with generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods
is subject to the risk that it may
become inadequate because of changes
in conditions or that the effectiveness
of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the American
Institute of Certified Public Accountants.
A material weakness is a condition in
which the design or operation of one
or more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the financial
statements being audited may occur
and not be detected within a timely
period by employees in the normal
course of performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including controls
for safeguarding securities, that we
consider to be material weaknesses as
defined above as of September 30, 1999.

This report is intended solely for
the information and use of the Board
of Directors, management and the
Securities and Exchange Commission,
and is not intended to be and should
not be used by anyone other than those
specified parties.


PricewaterhouseCoopers LLP
New York, NY 10036
November 15, 1999